Exhibit 10.46

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER

This First Amendment to Credit and Security Agreement and Waiver (this “Agreement”) is dated as of March 22, 2023, and is by and between FUSE MEDICAL INC., a Delaware corporation, and CPM MEDICAL CONSULTANTS, LLC, a Texas limited liability company (individually and/or collectively, the “Borrower” and/or “Borrowers”), and eCAPITAL HEALTHCARE CORP., a Delaware corporation f/k/a CNH FINANCE FUND I, L.P., a Delaware limited partnership (the “Lender”).

RECITALS

WHEREAS, Borrowers and Lender have entered into a Credit and Security Agreement dated as of December 14, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender has made certain credit facilities available to Borrowers. Any capitalized term used but not defined herein shall have the meaning given to that term in the Credit Agreement.

WHEREAS, the Borrowers are in default under the terms of the Credit Agreement by virtue of (i) having failed to maintain the required Fixed Charge Coverage Ratio, as set forth in Annex I of the Credit Agreement, for the testing period then ending December 31, 2022, and (ii) having failed to maintain the required Minimum Liquidity, as set forth in Annex I of the Credit Agreement, for the testing periods then ending November 30, 2022 and December 31, 2022 (the “Specified Defaults”).

WHEREAS, the Borrowers have requested and Lender has agreed to (i) waive the Specified Defaults, (ii) modify the Fixed Charge Coverage Ratio testing period, and (iii) temporarily suspend testing of the Fixed Charge Coverage Ratio, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals and Amounts Outstanding.
a.	Borrowers and Lender stipulate and agree that the statements made in the foregoing recitals are true and correct.
b.

Borrowers stipulate that the principal amount outstanding under the Credit Agreement as of the close of business on March 22, 2023, was $1,809,784.34, which amount does not include interest and fees accrued subsequent to February 28, 2023, nor does it include other charges assessed subsequent to March 1, 2023, and that Borrowers have no offsets or defenses to payment of such amount.

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2.	Amendment to Definition of “Test Period”. The definition of “Test Period”, as set forth in Annex I of the Credit Agreement is hereby amended to read as follows:

“Test Period” shall mean (i) with respect to the Fixed Charge Coverage Ratio, the three most recent calendar months then ended (taken as one accounting period); and (ii) (a) with respect to the first calculation of the Loan Turnover Rate, the most recent calendar month then ended, (b) with respect to the second calculation of the Loan Turnover Rate, the two most recent calendar months then ended (taken as one accounting period), and (c) with respect to the third calculation of the Loan Turnover Rate, and each calculation thereafter, the three most recent calendar months then ended (taken as one accounting period) .

3.	Waiver of Future Covenant Testing. Lender hereby waives testing of the Fixed Charge Coverage Ratio through the testing period then ending February 28, 2023.
4.

Waiver of Existing Events of Default. Lender hereby waives the Specified Defaults. Nothing herein is intended as a waiver of any Default or Event of Default under the Credit Agreement nor a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents other than the Specified Defaults. Borrowers represent and warrant that, upon the execution of this Agreement, Borrowers will be in full compliance with all terms of the Credit Agreement, that all representations and warranties in the Credit Agreement are true and correct as of the date hereof, and that there will be no Default or Event of Default under the Credit Agreement upon the execution hereof. In the event that the foregoing representation and warranty is incorrect, whether intentionally or unintentionally, the waiver of the Specified Defaults set forth above shall be null and void at the election of the Lender. The foregoing waiver shall not prejudice or constitute a waiver of any right or remedies which Lender may have or be entitled to with respect to any other Default or Event of Default or under any other provision of the Credit Agreement.

5.	Condition Precedent. This Agreement shall not take effect unless and until the Borrowers and the Lender shall have fully executed this Agreement.
6.

Compensation to Lender. In consideration of Lender’s agreement to the terms of this Agreement, Borrowers agree to pay Lender a waiver and amendment fee of $5,000.00, which fee shall be paid in the manner set forth in Section 2.6 of the Credit Agreement. Borrowers agree that Lender has fully earned the waiver and amendment fee as of the date hereof.

7.

Entire Agreement. This Agreement constitutes the entire agreement between Borrowers and Lender with respect to the subject matter hereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect in accordance with its terms and conditions and Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof. The parties are not relying on any representations not

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contained herein in connection with their execution and delivery of this Agreement. Any promises, representations, warranties or guarantees not herein contained and hereafter made shall have no force and effect unless in writing signed by Borrowers and Lender. This Agreement shall be binding upon the parties hereto and their successors and assigns, and shall inure to the benefit of such parties, and all successors and assigns of the foregoing. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrowers. The Lender reserves the right to exercise any rights and remedies available to it in connection with any present or future breaches or defaults with respect to the Credit Agreement or any other provision of any Loan Document (other than the Specified Defaults).

8.

Release of Lender. By execution of this Agreement, Borrowers acknowledge and confirm that Borrowers do not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against any Indemnified Person (as defined below), whether asserted or unasserted. Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, Borrowers voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of themselves, their managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”) hereby fully and completely release and forever discharge Lender, its Affiliates and its and their respective managers, members, officers, employee, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, the “Released Persons”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, known or unknown, that any of the Releasing Parties have against any of the Released Persons as of the date of this Agreement. Borrowers acknowledge that the foregoing release is a material inducement to Lender’s decision to grant the waiver and agree to the amendment herein set forth and is relied upon by Lender in executing this Agreement.

9.	Miscellaneous.
a.

Security Interest. Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

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b.

Costs and Expenses. Borrowers agree to pay on demand all usual and customary costs and expenses of Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, including without limitation reasonable attorneys’ fees and expenses of Lender’s counsel.

c.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SAME LAWS BY WHICH THE CREDIT AGREEMENT IS GOVERNED AND CONSTRUED.
d.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.

e.

Loan Document. This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has duly executed this First Amendment to Credit and Security Agreement and Waiver as of the date first written above.

BORROWERS:

FUSE MEDICAL, INC.,
a Delaware corporation

By:	/s/ Mark W. Brooks
Name:	Mark W. Brooks
Title:	President

CPM MEDICAL CONSULTANTS, LLC,
a Texas limited liability company

By:	/s/ Mark W. Brooks
Name:	Mark W. Brooks
Title:	Secretary

LENDER:

eCAPITAL HEALTHCARE CORP.,
a Delaware corporation,
f/k/a CNH FINANCE FUND I, L.P.,
a Delaware limited partnership

By:	/s/ Timothy Peters
Name:	Timothy Peters
Title:	Authorized Signatory

First Amendment to Credit and Security Agreement and Waiver, Signature Page

IN WITNESS WHEREOF, each of the parties has duly executed this First Amendment to Credit and Security Agreement and Waiver as of the date first written above.

BORROWERS:

FUSE MEDICAL, INC.,
a Delaware corporation

By:	/s/ Mark W. Brooks
Name:	Mark W. Brooks
Title:	President

CPM MEDICAL CONSULTANTS, LLC,
a Texas limited liability company

By:	/s/ Mark W. Brooks
Name:	Mark W. Brooks
Title:	Secretary

LENDER:

eCAPITAL HEALTHCARE CORP.,
a Delaware corporation,
f/k/a CNH FINANCE FUND I, L.P.,
a Delaware limited partnership

By:	/s/ Timothy Peters
Name:	Timothy Peters
Title:	Authorized Signatory

First Amendment to Credit and Security Agreement and Waiver, Signature Page